Exhibit 99.1

Press Release

Gulfport Energy Corporation Completes $200 Million Stock

Repurchase Program and Provides 2018 Operational Update

OKLAHOMA CITY (January 17, 2019) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today provided an update for the quarter and year ended December 31, 2018. Key information includes the following:

•

Completed previously announced and expanded stock repurchase program of $200 million during 2018, including deploying $90 million during the fourth quarter of 2018, acquiring 20.7 million shares and reducing shares outstanding by over 10% in 2018.

•	Net production for the full year of 2018 averaged approximately 1,360.3 MMcfe per day.

•

Realized natural gas price for the full year of 2018, before the impact of derivatives and including transportation costs, averaged $2.53 per Mcf, a $0.55 per Mcf differential to the average trade month NYMEX settled price.

•

Realized oil price for the full year of 2018, before the impact of derivatives and including transportation costs, averaged $63.48 per barrel, a $1.30 per barrel differential to the average WTI oil price.

•

Realized natural gas liquids price for the full year of 2018, before the impact of derivatives and including transportation costs, averaged $0.71 per gallon, equivalent to $29.85 per barrel, or approximately 46% of the average WTI oil price.

•	Capital expenditures for the full year of 2018 are estimated to total approximately $813.9 million.

•	Gulfport drilled 23 gross (19.5 net) operated wells in the Utica Shale and 13 gross (12.1 net) operated wells in the SCOOP.

•	Gulfport turned-to-sales 35 gross and net operated wells in the Utica Shale and 15 gross (12.6 net) operated wells in the SCOOP during 2018.

Completed Previously Announced Stock Repurchase Program

During the fourth quarter of 2018, Gulfport repurchased 10.2 million shares and completed in full the previously announced and expanded authorized program to acquire up to $200 million of the Company’s outstanding common stock during 2018. Since initiating the share repurchase program in February 2018, Gulfport repurchased 20.7 million shares and reduced its shares outstanding by over 10%.

Fourth Quarter 2018 Production and Realized Prices

Gulfport’s net daily production for the fourth quarter of 2018 averaged approximately 1,392.8 MMcfe per day. For the fourth quarter of 2018, Gulfport’s net daily production mix was comprised of approximately 91% natural gas, 6% natural gas liquids and 3% oil.

Gulfport’s average realized prices for the fourth quarter of 2018 were $2.40 per Mcf of natural gas, $109.01 per barrel of oil and $1.23 per gallon of NGL, resulting in a total gas equivalent price of $3.25 per Mcfe. Gulfport’s average realized prices for the fourth quarter of 2018 include an aggregate non-cash derivative gain of $41.3 million. Before the impact of derivatives, realized prices for the fourth quarter of 2018, including transportation costs, were $3.16 per Mcf of natural gas, $58.45 per barrel of oil and $0.67 per gallon of NGL, for a total gas equivalent price of $3.45 per Mcfe.

Gulfport’s net daily production for the full year of 2018 averaged approximately 1,360.3 MMcfe per day. For the full year of 2018, Gulfport’s net daily production mix was comprised of approximately 89% natural gas, 7% natural gas liquids and 4% oil.

Gulfport’s average realized prices for the full year of 2018 were $2.27 per Mcf of natural gas, $58.81 per barrel of oil and $0.73 per gallon of NGL, resulting in a total gas equivalent price of $2.73 per Mcfe. Gulfport’s average realized prices for the full year of 2018 include an aggregate non-cash derivative loss of $65.1 million. Before the impact of derivatives, realized prices for the full-year of 2018, including transportation costs, were $2.53 per Mcf of natural gas, $63.48 per barrel of oil and $0.71 per gallon of NGL, for a total gas equivalent price of $2.98 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Production Volumes:
Natural gas (MMcf)	116,470	103,049	443,742	350,061
Oil (MBbls)	635	730	2,801	2,579
NGL (MGal)	55,025	61,555	251,720	224,038
Gas equivalent (MMcfe)	128,139	116,225	496,505	397,543
Gas equivalent (Mcfe per day)	1,392,820	1,263,319	1,360,289	1,089,159

Average Realized Prices (before the impact of derivatives):
Natural gas (per Mcf)	$3.16	$2.32	$2.53	$2.42
Oil (per Bbl)	$58.45	$53.71	$63.48	$48.29
NGL (per Gal)	$0.67	$0.76	$0.71	$0.61
Gas equivalent (per Mcfe)	$3.45	$2.80	$2.98	$2.78

Average Realized Prices (including cash-settlement of derivatives and excluding non-cash derivative gain or loss):
Natural gas (per Mcf)	$2.63	$2.50	$2.49	$2.49
Oil (per Bbl)	$51.57	$51.93	$53.97	$49.88
NGL (per Gal)	$0.64	$0.70	$0.66	$0.58
Gas equivalent (per Mcfe)	$2.92	$2.91	$2.86	$2.85

Average Realized Prices:
Natural gas (per Mcf)	$2.40	$3.26	$2.27	$3.08
Oil (per Bbl)	$109.01	$32.04	$58.81	$46.99
NGL (per Gal)	$1.23	$0.63	$0.73	$0.54
Gas equivalent (per Mcfe)	$3.25	$3.42	$2.73	$3.32

The table below summarizes Gulfport’s 2018 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Utica Shale
Natural gas (MMcf)	99,277	90,374	379,417	309,450
Oil (MBbls)	65	107	299	473
NGL (MGal)	20,990	33,875	113,379	139,634
Gas equivalent (MMcfe)	102,665	95,854	397,406	332,238

SCOOP(1)
Natural gas (MMcf)	17,187	12,648	64,258	40,501
Oil (MBbls)	393	401	1,710	1,083
NGL (MGal)	34,020	27,660	138,261	84,283
Gas equivalent (MMcfe)	24,406	19,008	94,268	59,038

Southern Lousiana
Natural gas (MMcf)	(2)	19	15	75
Oil (MBbls)	162	210	721	974
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	968	1,280	4,338	5,917

Other
Natural gas (MMcf)	9	8	51	35
Oil (MBbls)	15	12	72	50
NGL (MGal)	15	20	80	121
Gas equivalent (MMcfe)	100	84	493	351

(1)    SCOOP 2017 production adjusted for closing date of February 17, 2017.

2018 Capital Expenditures

For the year ended December 31, 2018, Gulfport estimates capital expenditures to total approximately $813.9 million.

About Gulfport

Gulfport is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

Media Contact:

Adam Weiner / Cameron Njaa

Kekst CNC

adam.weiner@kekstcnc.com / cameron.njaa@kekstcnc.com

212-521-4800